Exhibit 99.1

Eclipse Resources Third Quarter 2015 Operational and Financial Results

STATE COLLEGE, PA - November 11, 2015 - (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) (the “Company”) today announced its third quarter 2015 financial and operational results. Highlights for the quarter include:

•	Third quarter of 2015 net production averaged 225.2 MMcfe/d, which was approximately 5% above the high end of the Company’s previously issued guidance range for the quarter and represents a 163% increase to the third quarter of 2014 and a 13% sequential increase over the second quarter 2015. For the third quarter 2015, the production mix was approximately 65% natural gas, 19% NGL’s and 16% oil

•	The Company drilled 9 gross (4.8 net) wells, completed 15 gross (7.2 net) wells and turned 22 gross (6.4 net) wells to sales in the third quarter

•	Third quarter 2015 Adjusted Revenue[1] grew to $71.3 million, representing a 98% increase relative to the third quarter of 2014; third quarter revenue grew to $71.2 million

•	Adjusted EBITDAX[1] grew to $29.6 million for the third quarter of 2015 representing a 126% increase relative to the third quarter of 2014

•	Third quarter 2015 Operating Expense[2] of $1.22 per Mcfe is approximately 10% below the low end of the Company’s previously issued guidance range for the quarter

•	Realized natural gas price before the impact of cash settled derivatives and excluding firm transportation expenses was $2.86 per Mcf, a $0.10 premium to NYMEX during the quarter. Realized natural gas price before the impact of cash settled derivatives and including transportation costs averaged $2.56 per Mcf, a $0.20 per Mcf discount to NYMEX during the quarter. Realized natural gas price after the impact of cash settled derivatives and including transportation costs averaged $3.20 per Mcf, a $0.44 premium to NYMEX during the quarter

•	Realized oil price before the impact of cash settled derivatives averaged $37.52 per barrel, a $9.29 per barrel discount to WTI oil price during the quarter. Realized oil price after the impact of cash settled derivatives averaged $38.98 per barrel, a $7.83 per barrel discount to WTI during the quarter

•	Realized natural gas liquids price, including transportation costs, averaged $4.16 per barrel, or approximately 9% of the average WTI oil price during the quarter ($5.75 per barrel on operated properties, and $0.89 per barrel on non-operated properties)

•	The Company increased its natural gas hedges for 2016 to 135 MMbtu/d with an average weighted floor price of $3.11

•	Subsequent to the end of the quarter, the Company’s borrowing base under its revolving credit facility was reaffirmed at $125 million and remains undrawn. The Company’s liquidity position at the end of the third quarter stood at $325 million[3]

•	The Company raised its full year 2015 production guidance by approximately 3% to 202-205MMcfe/d and decreased its full year 2015 capital expenditure guidance by approximately 6% to $330 million.[4]

[1]	Non-GAAP measure. See reconciliation for details
[2]	Excludes firm transportation, DD&A, Exploration and General & Administrative expenses
[3]	Consisting of $228 million of cash and cash equivalents and $97 million of availability on the Company’s $125 million revolving credit facility after taking into effect the impact of $28 million of letters of credit
[4]	Includes delay rental payments which are classified as exploration expense for financial reporting purposes

Operational Discussion

For the third quarter of 2015, net production averaged 225.2 MMcfe/d. This level of production represents a 163% increase relative to average daily net production for the third quarter of 2014 and sequential quarterly growth of 13% over average daily net production for the second quarter of 2015. The third quarter of 2015 production consisted of approximately 65% natural gas, 19% natural gas liquids and 16% oil.

During the third quarter of 2015, the Company commenced drilling 5 gross (4.5 net) operated Utica Shale wells, completed 7 gross (6.5 net) wells, and turned-to-sales 4 gross (3.4 net) wells. Additionally, the Company participated in the drilling of 4 non-operated gross (0.3 net) wells, the completion of 8 non-operated gross (0.8 net) wells and had 18 gross (3.0 net) non-operated wells turned to sales during the third quarter of 2015.

Commenting on the third quarter results, Benjamin W. Hulburt, Eclipses Resources’ Chairman, President and CEO said, “During the third quarter, we were able to continue to set record quarterly production levels, producing over 225 MMcfe/d, while lowering our per unit operating expenses. I continue to be impressed with our team’s strong execution, especially as we extend the lateral length on our wells in the higher pressure, deeper and more technically challenging portion of our acreage position in the Utica dry gas area. During the quarter, the team’s operating tempo has kept us on schedule to deliver robust production results, allowing us to increase our annual production guidance for the year. Perhaps more important in this environment, this was done while lowering our expected capital expenditure guidance at the same time. In the next two weeks, we expect to commence bringing to sales 7 gross wells in our Dry Gas East type curve area with an average lateral length of 8,900 feet, which we expect will provide another significant production increase. We are continuing to hone in on what we believe will be the optimal lateral spacing, well completion design and production methodology in the Utica Shale while keeping a close eye on every aspect of our costs.

We have commenced our budgeting process for 2016 and intend on taking a disciplined and financially prudent approach in order to preserve our financial strength. As part of this effort, and in light of current commodity prices and our projected near term production levels, beginning this month we will be suspending our operated drilling activity until the end of the first quarter of 2016. Given what we know today, we currently expect next year’s capital budget will be materially below this year’s budget while still providing substantial production growth and preserving our ability to significantly ramp our activity and future production when commodities recover. Additionally, we have taken several steps to reduce our staffing levels and general administrative expenses which we expect will result in a reduction our annual cash G&A expenses moving into 2016.”

The Company’s production for the three months ended September 30, 2015 and 2014 is set forth in the following table:

	Three Months Ended September 30,
	2015	2014	Change
Production:
Natural gas (MMcf)	13,412.4	6,190.3	7,222.1
NGLs (Mbbls)	663.2	116.4	546.8
Oil (Mbbls)	554.6	166.9	387.7
Total (MMcfe)	20,719.2	7,890.0	12,829.2
Average daily production volume:
Natural gas (Mcf/d)	145,787	67,286	78,501
NGLs (Bbls/d)	7,209	1,265	5,944
Oil (Bbls/d)	6,028	1,814	4,214
Total (Mcfe/d)	225,209	85,761	139,448

Financial Discussion

Revenues for the third quarter of 2015 totaled $71.2 million, representing a 99% increase as compared to revenues for the third quarter of 2014. Adjusted Revenue, which includes the impact of cash settled derivatives, totaled $71.3 million, representing a 98% increase over Adjusted Revenue of $36.0 million the third quarter of 2014. The net loss for the third quarter of 2015 was $81.5 million, or $0.37 per share. Adjusted net loss for the third quarter of 2015 was $46.4 million, or $0.21 per share. Adjusted EBITDAX was $29.6 million for the third quarter of 2015, or $0.13 per share, a 126% increase year over year. Adjusted Revenue, Adjusted Net Loss and Adjusted EBITDAX are non-GAAP financial measures. Tables reconciling Adjusted Revenue, Adjusted Net Loss and Adjusted EBITDAX can be found at the end of the financial statements include in this release.

The Company’s average realized price received during the third quarter of 2015, including the impact of cash settled derivatives and natural gas firm transportation expenses, was $3.25 per Mcfe compared to $4.27 per Mcfe in the third quarter of 2014.

Average realized price calculations are set forth in the table below:

	For the Three Months Ended September 30,
	2015	2014	Change
Average Sales Price (excluding cash settled derivatives)
Natural gas ($/Mcf)	$2.86	$2.78	$0.08
NGLs ($/Bbl)	4.16	44.09	(39.93)
Oil ($/Bbl)	37.52	80.06	(42.54)
Total average prices ($/Mcfe)	2.99	4.53	(1.54)

Average Realized Price (including cash settled derivatives)
Natural gas ($/Mcf)	$3.50	$2.44	$1.06
NGLs ($/Bbl)	4.16	44.09	(39.93)
Oil ($/Bbl)	38.98	80.06	(41.08)
Total average prices ($/Mcfe)	3.44	4.27	(0.83)

Average Realized Price (including firm transportation)
Natural gas ($/Mcf)	$2.56	$2.78	$(0.22)
NGLs ($/Bbl)	4.16	44.09	(39.93)
Oil ($/Bbl)	37.52	80.06	(42.54)
Total average prices ($/Mcfe)	2.80	4.53	(1.73)

	For the Three Months Ended September 30,
	2015	2014	Change

Average Realized Price (including cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$3.20	$2.45	$0.75
NGLs ($/Bbl)	4.16	44.09	(39.93)
Oil ($/Bbl)	38.98	80.06	(41.08)
Total average prices ($/Mcfe)	3.25	4.27	(1.02)

For the third quarter of 2015, total operating expenses, excluding interstate firm transportation expense, depreciation, depletion and amortization expense and general and administrative expense, were $25.2 million, or $1.22 per Mcfe, below the low end of the Company’s previously issued guidance. Interstate firm transportation expense was approximately $4.0 million, or $0.19 per Mcfe. A full breakout of operating expenses is listed in the table below:

	Three Months Ended September 30,		Change
	2015	2014
Operating expenses (in thousands):
Lease operating	$3,212	$2,077	$1,135
Transportation, gathering and compression	22,811	6,857	15,954
Production and ad valorem taxes	3,175	2,132	1,043
Depreciation, depletion and amortization	67,172	29,983	37,189
General and administrative	13,710	11,897	1,813
Rig termination	174	—	174
Operating expenses per Mcfe:
Lease operating	$0.16	$0.26	$(0.10)
Transportation, gathering and compression	1.10	0.87	0.23
Production, severance and ad valorem taxes	0.15	0.27	(0.12)
Depreciation, depletion and amortization	3.24	3.80	(0.56)
General and administrative	0.66	1.51	(0.85)
Rig termination	0.01	—	0.01

Financial Position & Liquidity

As of September 30, 2015, the Company had liquidity of approximately $325 million consisting of approximately $228 million in cash and cash equivalents, and available borrowing capacity under the Company’s revolving credit facility of $97.2 million (after giving effect to outstanding letters of credit issued by the Company of $27.8 million).

Third quarter 2015 capital expenditures were $51.7 million. These expenditures included $48.3 million for drilling and completions (operated drilling and completions of $43.7 million and non-operated drilling and completions of $4.6 million), $0.1 million for midstream requirements, $3.2 million for land related expenditures4, and $0.1 million of other expenditures.

Subsequent to the end of the quarter, the Company completed the regularly scheduled, semi-annual borrowing base redetermination process with its lending group under its revolving credit facility. Following that process, the lending group determined that the Company’s borrowing base will remain at $125 million. The next redetermination under the revolving credit facility is scheduled to occur in the spring of 2016 under the terms of the agreement.

Mathew DeNezza, Executive Vice President and Chief Financial Officer, commented, “We currently anticipate our total capital expenditures for the year will be approximately $330 million, a 6% reduction from our previous guidance, and inclusive of an estimated $19.9 million of delay rental payments included in our exploration expense. Additionally, we expect to exit the year with approximately $155 million of cash. Based upon the recent revolving credit facility redetermination and our estimated year end cash position, we anticipate entering 2016 with approximately $253 million of liquidity.”

Commodity Derivatives

The Company engages in a number of different commodity trading program strategies as a risk management tool to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas and oil prices. During the quarter, the Company added to its natural gas derivative portfolio for an additional portion of its projected 2016 production for a total average hedged volumes of 135,000 MMbtu per day, with a weighted average price of $3.11. The Company expects to continue to opportunistically add to this natural gas, natural gas liquids and crude oil derivative portfolio. Below is a table that illustrates The Company’s current hedging activities:

Natural Gas Derivatives

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	60,000	October 2015—December 2015	$3.77
	7,000	October 2015	$2.84
	40,000	November 2015—December 2015	$2.85
	65,000	January 2016—December 2016	$3.28
Natural Gas Collar:
Floor purchase price (put)	30,000	January 2016—December 2017	$3.00
Ceiling sold price (call)	30,000	January 2016—December 2017	$3.50

Natural Gas Three-way Collars:
Floor purchase price (put)	15,000	October 2015—December 2015	$3.60
Ceiling sold price (call)	15,000	October 2015—December 2015	$3.80
Floor sold price (put)	15,000	October 2015—December 2015	$3.00
Floor purchase price (put)	40,000	January 2016—December 2016	$2.90
Ceiling sold price (call)	20,000	January 2016—December 2016	$3.25
Ceiling sold price (call)	20,000	January 2016—December 2016	$3.22
Floor sold price (put)	40,000	January 2016—December 2016	$2.35

Natural Gas Call/Put Options:
Put sold	16,800	October 2015—December 2015	$3.35
Put sold	16,800	October 2015	$2.87
Put purchased	16,800	October 2015	$3.35
Put sold	16,800	January 2016—December 2016	$2.75
Call sold	40,000	January 2018—December 2018	$(3.75)
Basis Swaps:
	25,000	October 2015	$(1.21)
	20,000	November 2015—March 2016	$0.83

Oil Derivatives

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Collar:
Floor purchase price (put)	3,000	October 2015—February 2016	$55.00
Ceiling sold price (call)	3,000	October 2015—February 2016	$61.40
Oil Three-way Collar:
Floor purchase price (put)	1,000	March 2016—December 2016	$60.00
Ceiling sold price (call)	1,000	March 2016—December 2016	$70.10
Floor sold price (put)	1,000	March 2016—December 2016	$45.00

Subsequent to September 30, 2015, the Company entered into the following derivative instruments to mitigate exposure to propane prices:

Natural Gas:	(Gal/d)	Production Period	Weighted Average Price ($Gal)
NGL Swaps:

Propane	42,000	January 2016—December 2016	$0.46
Propane	21,000	January 2016—June 2016	$0.44
Propane	10,500	July 2016—September 2016	$0.46

The Company issued the following amended full year guidance in the table below:

	Q4 2015	FY 2015
Production Mmcfe/d	225 - 235	202 - 205

% Gas	68% - 74%	64% - 66%

% NGL	16% - 18%	18% - 20%

% Oil	10% - 14%	15% - 17%

Gas Price Differential[1]	$(0.12) - $(0.22)	$(0.12) - $(0.15)

FT Expense	$(0.38) - $(0.49)	$(0.30) - $(0.34)

Gas Price Differential with FT expense[1]	$(0.50) - $(0.71)	$(0.42) - $(0.49)

Oil Differential[1]	$(11.00) - $(13.00)	$(11.25) - $(12.25)

NGL % WTI	15% - 25%	20% - 24%

Operating Expenses ($/Mcfe)[2]	$1.32 - $1.37	$1.28 - $1.33

Cash G&A ($mm)[3]	$10 - $12	$45 - $47

CAPEX ($mm)[4,5]		$330

1.	Excludes impact of hedges
2.	Excludes firm transportation, DD&A, exploration, and general and administrative expenses
3.	Excludes costs associated with rig terminations
4.	Includes routine lease acquisition, land related expenses, and net of projected midstream reimbursements; excludes land and producing asset acquisitions
5.	Includes delay rental payments which are classified as exploration for financial reporting purposes

Conference Call

A conference call to review the Company’s financial and operational results is scheduled for Thursday, November 12, 2015 at 10:00am Eastern Time. To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Eclipse Resources Third Quarter 2015 Earnings Call. A replay of the call will be available through January 12, 2016. To access the phone replay dial 877-660-6853 or 201-612-7415 for international callers. The conference ID is 13622491. A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.eclipseresources.com. The webcast will be archived for replay on the Company’s website for six months.

ECLIPSE RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$227,869	$67,517
Accounts receivable	23,607	46,378
Assets held for sale	3,162	20,673
Other current assets	26,710	19,711

Total current assets	281,348	154,279
PROPERTY AND EQUIPMENT, AT COST
Oil and natural gas properties, successful efforts method
Unproved properties	934,844	1,044,469
Proved properties, net	879,850	670,255
Other property and equipment, net	8,381	8,103

Total property and equipment, net	1,823,075	1,722,827
OTHER NONCURRENT ASSETS
Debt issuance costs, net of $1.0 million and $2.5 million of amortization, respectively	13,294	6,058
Other assets	1,462	1,782

TOTAL ASSETS	$2,119,179	$1,884,946

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$57,208	$137,415
Accrued capital expenditures	13,830	51,360
Accrued liabilities	24,484	13,576
Accrued interest payable	11,542	25,187
Deferred income taxes	6,404	5,246

Total current liabilities	113,468	232,784
NONCURRENT LIABILITIES
Debt, net of unamortized discount of $11.2 million and $8.5 million, respectively	538,802	414,016
Pension obligations	—	1,321
Asset retirement obligations	19,092	17,400
Other liabilities	1,610	—
Deferred income taxes	13,109	66,714

Total liabilities	686,081	732,235
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 222,674,270 and 160,031,115 shares issued and outstanding, respectively	2,227	1,600
Additional paid in capital	1,827,896	1,391,004
Accumulated deficit	(396,886)	(239,345)
Accumulated other comprehensive loss	(139)	(548)

Total stockholders’ equity	1,433,098	1,152,711

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,119,179	$1,884,946

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECLIPSE RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES
Oil and natural gas sales	$61,928	$35,702	$173,526	$87,445
Brokered natural gas and marketing	9,244	—	15,913	—

Total revenues	71,172	35,702	189,439	87,445
OPERATING EXPENSES
Lease operating	3,212	2,077	10,147	6,511
Transportation, gathering and compression	22,811	6,857	57,896	10,710
Production and ad valorem taxes	3,175	2,132	8,353	3,187
Brokered natural gas and marketing	9,262	—	20,057	—
Depreciation, depletion and amortization	67,172	29,983	170,245	51,967
Exploration	3,244	3,057	22,940	16,897
General and administrative	13,710	11,897	38,370	28,720
Rig termination	174	—	7,597	—
Impairment of proved oil and gas properties	—	4,605	—	4,605
Accretion of asset retirement obligations	412	198	1,197	575
Gain on sale of assets	290	—	(5,183)	—
Gain on reduction of pension obligations	—	—	—	(2,208)

Total operating expenses	123,462	60,806	331,619	120,964

OPERATING LOSS	(52,290)	(25,104)	(142,180)	(33,519)
OTHER INCOME (EXPENSE)
Gain on derivative instruments	23,679	5,572	31,527	1,098
Interest expense, net	(11,774)	(10,066)	(40,196)	(35,320)
Loss on extinguishment of debt	(59,392)	—	(59,392)	—
Other income (expense)	—	—	400	1,585

Total other expense, net	(47,487)	(4,494)	(67,661)	(32,637)

LOSS BEFORE INCOME TAXES	(99,777)	(29,598)	(209,841)	(66,156)
INCOME TAX BENEFIT (EXPENSE)	18,309	10,544	52,300	(83,997)

NET LOSS	$(81,468)	$(19,054)	$(157,541)	$(150,153)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.37)	$(0.12)	$(0.73)	$(1.08)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	222,537	160,000	216,332	139,102

The accompanying notes are an integral part of these condensed consolidated financial statements.

Adjusted Revenue

Adjusted Revenue is a non-GAAP financial measure. The Company defines Adjusted Revenue as follows: oil and natural gas sales and gain (loss) on cash settled derivative instruments. The Company believes Adjusted Revenue provides investors with helpful information with respect to the performance of the Company’s operations and management uses Adjusted Revenue to evaluate its ongoing operations and for internal planning and forecasting purposes. See the table below which reconciles Adjusted Revenue and GAAP revenue.

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Oil and natural gas sales	$71,172	$35,702	$189,439	$87,445
Net cash receipts (payments) on derivative instruments	9,332	340	23,754	(2,032)
Brokered natural gas and marketing	(9,244)	—	(15,913)	—

Adjusted revenue	$71,260	$36,042	$197,280	$85,413

Adjusted Net Loss

Adjusted Net Loss means, for any period, the sum of net loss for the period plus the following expenses, charges or income, in each case, to the extent deducted from or added to net loss in the period: unrealized losses from financial derivatives, dry hole expenses, disposals of assets, impairment and other one-time or nonrecurring charges, minus all gains from unrealized financial derivatives, disposal of assets and deferred income tax benefits added to net loss. Adjusted Net Loss is used as a financial measure by Eclipse Resources management team and by other users of its financial statements to analyze its financial performance without regard to non-cash deferred taxes and non-cash unrealized losses or gains from oil and gas derivatives. Adjusted Net Loss is not a calculation based on GAAP financial measures and should be considered as an alternative to net loss in measuring the Company’s performance. See the table for a reconciliation of Adjusted Net Loss to Loss.

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Loss before income taxes, as reported	$(99,777)	$(29,598)	$(209,841)	$(66,156)
(Gain) loss on derivative instruments	(23,679)	(5,572)	(31,527)	(1,098)
Net cash receipts (payments) on derivative instruments	8,457	584	23,754	(1,647)
Net cash payments on option premiums	—	(244)	—	(385)
Rig termination expense	174	—	7,597	—
Gain on reduction of pension obligations	—	—	—	(2,208)
Dry hole expense	8	796	37	925
Stock based compensation	1,237	31	3,394	87
Impairment of unproven properties	1,037	5,105	7,081	8,771
Other (income) expense	—	—	(400)	(1,585)
Loss on debt extinguishment	59,392	—	59,392	—
Gain on sale of assets	290	—	(5,183)	—

Loss before income taxes, as adjusted	$(52,861)	$(28,898)	$(145,696)	$(63,296)

Income tax benefit (expense)	6,505	10,057	36,161	(85,544)
Adjusted net loss	$(46,356)	$(18,841)	$(109,535)	$(148,840)

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP measure that is used by the Company to evaluate its financial results. The Company defines Adjusted EBITDAX as Net Income (Loss) before interest expense or interest income; income taxes; write-down of abandoned leases; impairments; depreciation, depletion and amortization (“DD&A”); amortization of deferred financing costs; gain (loss) on derivative instruments, net cash receipts (payments on settled derivative instruments, and premiums (paid) received on options that settled during the period); non-cash compensation expense; gain or loss from sale of interest in gas properties; exploration expenses; and gain on reduction of pension liability. Adjusted EBITDAX is not a measure of net income as determined by GAAP. See the table below for a reconciliation of Adjusted EBITDAX to net loss.

	Three Months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net loss	$(81,468)	$(19,054)	$(157,541)	$(150,153)
Depreciation, depletion & amortization	67,172	29,983	170,245	51,967
Exploration expense	3,244	3,057	22,940	16,897
Rig contract termination	174	—	7,597	—
Stock-based compensation	1,237	31	3,394	87
Impairment of oil and gas properties	—	4,605	—	4,605
Accretion of asset retirement obligations	412	198	1,197	575
Gain on reduction of pension obligations	—	—	—	(2,208)
Gain on derivative instruments	(23,679)	(5,572)	(31,527)	(1,098)
Net cash received (paid) on derivative instruments	9,332	584	23,754	(1,647)
Net cash paid for option premium	—	(244)	—	(385)
Interest expense	11,774	10,066	40,196	35,320
(Gain) loss on sale of assets	290	—	(5,183)	—
Loss on debt extinguishment	59,392	—	59,392	—
Other income	—	—	(400)	(1,585)
Income tax (benefit) expense	(18,309)	(10,544)	(52,300)	83,997

Adjusted EBITDAX	$29,571	$13,110	$81,764	$36,372

About Eclipse Resources

Eclipse Resources is an independent exploration and production Company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 9, 2015 (the “2014 Annual Report”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

Forward-looking statements may include statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; pending legal matters relating to its leases; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; general economic conditions; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical.

Eclipse Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to; legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the recent significant decline of the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2014 Annual Report and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q. Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs and oil that are ultimately recovered.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue.

Contact:

Eclipse Resources Corporation

Douglas Kris, 814-325-2059

Vice President: Investor Relations

dkris@eclipseresources.com